EX 21.1


LIST OF REGISTRANT'S SUBSIDIARIES


                                            State or Other Jurisdiction                  Owned
                                                     of Incorporation             by Registrant

Centaur Technology,  Inc.                   California                                  100
Integrated Device Technology,
   Asia  Ltd.                               Hong Kong                                   100
IDT ASIA,  Ltd.                             Hong Kong                                   100
IDT Europe Limited                          United Kingdom                              100
IDT France S.A.R.L                          France                                      100
IDT Foreign Sales Corporation               Barbados                                    100
Integrated Device Technology, AB            Sweden                                      100
Integrated Device Technology,
   Europe,  Inc.                            California                                  100
Integrated Device Technology
   GmbH                                     Germany                                     100
Integrated Device Technology
   Italia S.r.l.                            Italy                                       100
Integrated Device Technology
   (Malaysia) SDN.  BHD                     Malaysia                                    100
Integrated Device Technology
   Realty Holdings,  Inc.                   Philippines                                  40
Integrated Device Technology
   Holding,  Inc.                           Philippines                                  40
Integrated Device Technology
   (Philippines),  Inc.                     Philippines                                 100
Nippon IDT K.K.                             Japan                                       100
